BioSpecifics Technologies Corp.

Investor Presentation

June 2008

Forward Looking Statements

This presentation includes "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities and Exchange Act of 1934, as amended. All statements other than statements of historical facts are "forward looking statements" for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statements of the plans and objectives of management for future operations, any statements concerning proposed new products or licensing or collaborative arrangements, any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing. In some cases, forward-looking statements can be identified by the use of terminology such as "may," "will," "expects," "plans," "anticipates," estimates," "potential," or "continue" or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained in this presentation are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including but not limited to the risk factors set forth in our Form 10-KSB. All forward-looking statements and reasons that results may differ included in this presentation are made as of the date hereof, and we assume no obligation to update these forward-looking statements or reasons why actual results might differ.

BioSpecifics

- BioSpecifics develops and commercializes collagenase based products, which may provide future therapeutic alternatives to current therapies including surgery.
- BioSpecifics partners with Auxilium Pharmaceutical for developing injectable collagenase (XIAFLEX™**).
- BioSpecifics has a strong pipeline of products under development in Phase 1, Phase 2 and Phase 3 clinical trials.
- Royalties Low Double Digits; 3rd Party Royalties for Dupuytren's 0.5%
- BioSpecifics developed and manufactured FDA licensed Santyl®* prior to sale to DFB Biotech.

* Registered Trademark of DFB Biotech

**Trademark of Auxilium Pharmaceuticals

Most Advanced Indications For Injectable Collagenase (XIAFLEX™)

- Dupuytren's Disease (Phase 3)
- Peyronie's Disease (Phase 2)
- Frozen Shoulder (Phase 2)

Summary of Potential Market Size

Dupuytren's	Over 13 million individuals worldwide including early stage; 240,000 potential candidates yearly.
Peyronie's	475,000 patients seek treatment annually; 210,000 potential candidates yearly.
Frozen Shoulder	20-50 million worldwide

Source: Auxilium Pharmaceuticals

BTC

Injectable Collagenase

- Excess collagen causes certain diseases
- Collagenase breaks down collagen
- One of the most specific enzymes known
- Over 1300 patients have been treated in clinical trials with BioSpecifics' collagenase for Dupuytren's disease, Peyronie's disease, frozen shoulder, lipoma, cellulite and other indications
- Over 900 patients treated with XIAFLEX from Auxilium*

  - *Source Auxilium Pharmaceuticals

BioSpecifics Pipeline


Indications
Phase 1
Phase 2
Phase 3
Marketing
Dupuytren's Disease
Peyronie's Disease
Frozen shoulder
Lipoma
Cellulite

Dupuytren's Disease

- Formation of a collagen cord in the palm that contracts and limits range of motion of fingers. May cause dysfunction.
- Famous sufferers include Margaret Thatcher and Ronald Reagan.
- Millions of individuals worldwide have Dupuytren's disease, including early stage.



Deep Flexor Tendon
Palmar fascia
Dupuytren's nodule
Superficial flexor tendon

Dupuytren's Market Size

- Prevalence in US and Europe: 3-6% of Population ~ 13-27M
- Patients Seeking Treatment: 1M
- Potential Yearly Candidates: 240,000
- US: 150,000
- Europe: 90,000

Source: Auxilium Pharmaceuticals

Commercial Potential for Injectable Collagenase for Dupuytren's Disease

- Non-surgical alternative
- US hand surgeons will use it on 76% of surgical candidates
- Each patient has average of 2.2 joints which will require treatment
- Phase III data indicate 1.5 vials of collagenase required per joint
- 2.2 joints per patient x 1.5 vials per joint = 3.3 vials per patient on average
- Price competitive with surgery (approximately $5,000 in U.S.)

Source: Auxilium Pharmaceuticals

Current Approach -- Surgery






Painful, General Anesthesia Required
One Month Recovery Period
Recurrence Rates: 26 – 80%

Collagenase Injection

ruptures cord and restores normal motion






Skin
Dupuytren's Cord
Deep Fat
Flexor Tendon
Metacarpal



Pre/Post treatment

Pre-treatment



Post-treatment



- Rate of recurrence better than historical surgical data
- Office procedure

Dupuytren's Phase 2b
(55 patients study)



Double Blind Dose Response
Success Rate (%)
95
75
55
35
15
-5
1
7
14
30
Days
Placebo
2.5 kU
5 kU
10 kU (P=0.0002)

Primary End Point:
0 - 5 ° contraction
Day 30

Clinical Sites:
- Stanford University
- Stony Brook University

Source: Badalamente, M. et al. Journal of Hand Surgery, 2002, 27A: 788-798

BioSpecifics Phase 3 Study - Design

- Randomized, double-blind, placebo controlled
- 35 Patients (28 men, 7 women)
- Mean Age was 61 ± 8.5 years
- Injectable Collagenase Injections:
  - 0.58 mg. (10,000 units) dosing
  - Maximum 3 injections per joint at 4-6 week intervals
  - 2:1 randomization vs. placebo
- Primary Endpoint:
  - Contracture within 0 to 5° of normal
  - Measured 30 days after last injection

Sources: Auxilium Pharmaceuticals
Badalamente, M. et al. Journal of Hand Surgery, 2007, 32A: 767-774

BioSpecifics Phase 3 Study - Results

	Injectable Collagenase	Placebo	P-value
Primary End Point			
▪ MP Joint	21/23 (91%)	0/12	< .001
▪ PIP Joint	12/14 (86%)	0/7	< .001
	9/9 (100%)	0/5	< .001
Secondary Joint	5/6 (83%)	0/3	.035
Median Time to Success	8 Days	N/A	
Mean # Injections for Success	1.4	N/A	

Sources: Auxilium Pharmaceuticals
Badalamente, M. et al. Journal of Hand Surgery, 2007, 32A: 767-774

BioSpecifics Phase 3 Study – Other Findings

- Adverse Events:
  - No Serious Adverse Events reported
  - Adverse Events were mild to moderate, mostly local reactions.
    Resolved within a mean of 3 weeks
  - No reports of loss of sensation or infections, and no skin grafts required.
- In total, 54/62 (87%) joints achieved clinical success in the study and its open label extension
- Recurrence Rates:
  - 3 of 54 joints followed for 12 months (6%)
  - 5 of 27 joints followed for 24 months (18%)

Sources: Auxilium Pharmaceuticals
Badalamente, M. et al. Journal of Hand Surgery, 2007, 32A: 767-774

Dupuytren's Phase 3 (Top Line Results)-1

- Primary and secondary endpoints met with high statistical significance in Phase 3 trials.
- Cord I (306 patients) 16 US centers. 203 patients received XIAFLEX and 103 received placebo. 64% of XIAFLEX patients met primary endpoint vs. 6.8% for placebo. $p<0.001$.
- Cord II (66 patients) 5 Australian centers. 45 patients received XIAFLEX and 21 received placebo. 44% of XIAFLEX patients met primary endpoint vs. 4.8% for placebo. $p<0.001$.
- Primary endpoint is reduction in contracture to within 0-5° on normal.

Source: Auxilium Pharmaceuticals

Dupuytren's Phase III (Top Line Results)-2

Secondary Endpoints

- Cord I Average improvement for XIAFLEX was 50.2° baseline down to 12.2° after treatment. Average improvement for placebo was 49.1° baseline down to 45.7° after treatment. $p<0.001$.

- Cord I 84.7% of patients (172/203) treated with XIAFLEX achieved at least a 50% reduction after treatment. 11.7% of patients treated with placebo (12/103) achieved at least a 50% after treatment. $p<0.001$.

- Cord II Average improvement for XIAFLEX was 53.2° baseline down to 16.7° after treatment. Average improvement for placebo was 50° baseline down to 44.3° after treatment. $p<0.001$

- Cord II 77.8% of patients (35 out of 45) treated with XIAFLEX achieved at least a 50% reduction after treatment. 14.3% (3 out of 21) patients treated with placebo achieved at least a 50% reduction after treatment. $p<0.001$.

Source: Auxilium Pharmaceuticals

Dupuytren's Phase III (Top Line Results)-3

Safety Data

- Safety data based on 2000 XIAFLEX injections in approximately 900 patients treated as of end of May 2008
- 7 SAEs reported by Auxilium
- 5 out of 7 reported in connection with tendon injuries.
- 1 Deep Vein Thrombosis
- 1 Complex Regional Pain Syndrome
- Total 0.35% rate of occurrence

Source: Auxilium Pharmaceuticals

Peyronie's Disease

Warning:

The following slides present a graphic portrayal of a penis with the condition and during surgery

Peyronie's Disease



Erect penis with Peyronie's


Glans
Inelastic collagen plaque causes curvature
Spongy erectile tissue

- Affects over one million individuals worldwide
- Collagen plaque doesn't expand and distorts erection
- Sexual dysfunction may result
- Patients are desperate for effective therapy

Peyronie's Disease And Current Treatment



Erect penis with Peyronie's



Surgical Procedure

Current Approach - Surgery

- Painful, general anesthesia required, mixed results, penis shortens
- Resistance of surgeons and patients for surgery

Peyronie's Disease Market Size

- 475,000 patients seeking treatment annually in the US and Europe
- 210,000 potential candidates in the US and Europe annually
- 90% of US based urologists would use collagenase injection to avoid or delay surgery

Source: Auxilium Pharmaceuticals

Peyronie's Double Blind Placebo Controlled Clinical Study

- Study Design: Patients (N=49) were assigned to treatment with either placebo or one of the three dosages depending upon the severity of the disease. Treatment was administered on a single day.

- Study results: The data showed significant reduction of angle of penile curvature. Treatment outperformed placebo ($p<0.007$) for the group as a whole.

Peyronie's Open Label Study
(Protocol 1030)

- N=25
- 1st series of 3 injections given over 7-10 days. 2nd series given at 12 weeks.
- 19 completed follow-up at 9 months post 2nd series
- 52% rated as very much improved or much improved by investigator at 9 months post 2nd series
- 61% improvement in VAS question on sex life
- 52% met criteria for decrease in plaque length p=.0073 (Paired T Test)
- Adverse events include bruising and tear of tunica
- Results published In January 2008 Journal of Sexual Medicine

Open Label Peyronie's Study
(Protocol 1035)

- N=10
- 1st series of 3 injections administered over one week time frame
- 2nd and 3rd series administered 6 weeks apart
- Baseline deviation angle was on average 50.2 degrees
- At 9 month post 1st series 25% or greater reduction in deviation angle achieved in 8/9 patients (89%) of patients who completed the follow up schedule
- 6/9 patients (67%) rated as very much improved or much improved at the 9 month follow-up

Source: Auxilium Pharmaceuticals

Frozen Shoulder

- Inflammation and thickening of the shoulder capsule
- Trauma or unknown causes
- Affects between 20-50 million worldwide
- 700,000 patients visit doctors annually in U.S.
- Occurs in patients ages 40-70
- About 15% patients bilateral



Source: Auxilium Pharmaceuticals

Current Approach - Manipulation

- Painful
- General anesthesia required

Frozen Shoulder
Phase 2 Dose Response Study


Active elevation change from baseline at the 30-day visit
Mean Degree
40
30
20
10
0
n=15
n=16
p=0.19
n=15
p=0.25
n=14
p=0.02
0 kU
2.5 kU
5.0 kU
10 kU
Dose

Frozen Shoulder Photos



Pre-treatment



Post-treatment

Lipoma

- Lipomas are encapsulated fat deposits that can occur in the skin and in other areas of the body.
- Chemical liposuction. If the fat in a lipoma can be removed by collagenolysis, it is possible that fat in other body areas may be removed.
- Treatment options are limited to surgical excisions and liposuction in some cases. Surgery is difficult or impossible in patients with multiple lipomas. If a large excision is performed, scarring and/or hematoma may result.
- Market Size: The National Ambulatory Care Survey of 2000 says that 575,000 US patients presented with skin lipoma as a primary diagnosis.
- Clinical Experience: Phase 1 open label trial has reported success in 90% of patients treated. Success was based on 50% reduction after a single injection. The clinical results were presented at the October 2003 meeting of the American Society of Plastic Surgeons in San Diego.

Cellulite

- Mattress phenomenon dimpling of the skin
- Collagen fibrous septae held in an irregular pattern
- 85 to 98% of women of all races have cellulite
- Phase 1 encouraging results published in September 2006 Plastic and Reconstructive Surgery

Intellectual Property

- Peyronie's and Dupuytren's indications have FDA Orphan Drug designation status (7 year exclusivity after commercialization)
- BioSpecifics owns or controls patents covering:
  - Peyronie's disease
  - Dupuytren's disease
  - Wound healing
  - Improved debridement
  - Removal of adipose tissue
  - Other patents pending

Consolidated Income Statements

	YTD	December 31,	
	March 31, 2008	2007	2006
Total revenue	**$401,219**	**$1,514,334**	**$1,916,918**
Total Costs and expenses	894,727	6,005,838	5,219,825
Operating loss from continuing operations	**(493,508)**	**(4,491,504)**	**(3,302,907)**
Other income	29,824	1,040	87,076
Loss from continuing operations before expense for income tax	(463,683)	(4,490,464)	(3,215,831)
Income tax expense	-	(53,865)	(147,480)
Net loss from continuing operations	**(463,683)**	**(4,544,329)**	**(3,363,311)**
Net loss	**$(463,683)**	**$(4,544,329)**	**$ (750,936)**
Net loss per share	**$(0.08)**	**$(0.86)**	**$(0.14)**
Shares used in computation of basic and diluted net loss per share	**5,633,177**	**5,291,506**	**5,219,908**
Cash , cash equivalents and investments	**$4,064,794**	**$1,043,564**	**$ 4,367,178**

Auxilium Partnership

- $8.5 million in payments to date
- Future milestones payable for each indication upon:
  - Exercise of option for additional indication
  - Submission to either US or EU regulatory authorities
  - Regulatory approval in US or EU
- Auxilium pays future low double digit royalty as % of worldwide net sales. 3rd party royalty on Dupuytren's 0.5%. BioSpecifics gets markup on COGS. Potential out-licensing income
- If Auxilium declines additional indications, BioSpecifics is free to pursue.

Upcoming Milestones

- Q3 2008 Auxilium Initiates Phase 2b Peyronie's Clinical Trial Based On FDA Response
- BLA for Dupuytren's expected to be filed in early 2009